Exhibit 99.4

UNAUDITED TALLGRASS ENERGY PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
References to we, us or our, refer to Tallgrass Energy Partners, LP and its consolidated subsidiaries (the "Partnership").
On March 29, 2016, Tallgrass Development, LP’s ("TD") wholly owned subsidiary Rockies Express Holdings, LLC ("REX Holdings") signed a purchase agreement (the "Purchase Agreement") with a unit of Sempra U.S. Gas and Power ("Sempra") to acquire Sempra’s 25% membership interest in Rockies Express Pipeline LLC ("Rockies Express") for cash consideration of $440 million, subject to adjustment under the Purchase Agreement. A subsidiary of Phillips 66, which owns a 25% membership interest in Rockies Express, waived its right to purchase its proportionate share of Sempra’s 25% membership interest being sold to REX Holdings in exchange for Sempra and REX Holdings agreeing to certain modifications to the Rockies Express Limited Liability Company Agreement.
On April 28, 2016, we announced that TD offered us the right to assume the rights and obligations of REX Holdings under the Purchase Agreement. On May 6, 2016, TEP REX Holdings, LLC ("TEP REX"), an indirect wholly-owned subsidiary of the Partnership, and REX Holdings entered into an Assignment and Assumption Agreement pursuant to which REX Holdings assigned to TEP REX all of its rights under the Purchase Agreement and, in exchange, TEP REX assumed all of the rights and obligations of REX Holdings under the Purchase Agreement. Subsequently on May 6, 2016, TEP REX closed the purchase of a 25% membership interest in Rockies Express from Sempra pursuant to the Purchase Agreement for cash consideration of approximately $436.0 million, after making adjustments to the purchase price required by the Purchase Agreement.
During the period from April 1, 2016 to May 5, 2016, we issued 2,180,681 common units under our Equity Distribution Agreement for total net cash proceeds of approximately $81.9 million, which were used to reduce borrowings under our revolving credit facility.
The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of net cash proceeds from the issuance of common units under our Equity Distribution Agreement and the acquisition of a 25% membership interest in Rockies Express and related financing activities. The unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2016 have been prepared based on certain pro forma adjustments to the unaudited consolidated financial statements set forth in our Quarterly Report on Form 10-Q filed on May 9, 2016 with the Securities and Exchange Commission ("SEC"). These unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained in that report. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 has been prepared as if the transactions and associated financing occurred on that date. The unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2016 has been prepared as if the transactions and associated financing had occurred on January 1, 2015. The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had owned a 25% interest in Rockies Express during the period presented.

TALLGRASS ENERGY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2016

		Pro Forma Adjustments
	TEP Historical	Issuance of Common Units		Rockies Express Acquisition and Financing		TEP Pro Forma
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$2,885	$—		90,009	(b)	$2,885
				347,551	(c)
				(1,538)	(c)
				(436,022)	(d)
Accounts receivable, net	53,330	—		—		53,330
Other current assets	17,174	—		—		17,174
Total Current Assets	73,389	—		—		73,389
Property, plant and equipment, net	2,017,138	—		—		2,017,138
Goodwill	343,288	—		—		343,288
Intangible asset, net	95,795	—		—		95,795
Investment in unconsolidated affiliate	—	—		436,022	(d)	436,022
Deferred charges and other assets	57,162	—		1,538	(c)	58,700
Total Assets	$2,586,772	$—		$437,560		$3,024,332
LIABILITIES AND PARTNERS' EQUITY
Current Liabilities:
Accounts payable	$22,229	$—		$—		$22,229
Accrued and other current liabilities	67,741	—		—		67,741
Total Current Liabilities	89,970	—		—		89,970
Long-term debt	1,200,000	(81,895)	(a)	347,551	(c)	1,465,656
Other long-term liabilities and deferred credits	4,904	—		—		4,904
Total Long-term Liabilities	1,204,904	(81,895)		347,551		1,470,560
Commitments and Contingencies
Equity:
Common unitholders	1,882,611	81,895	(a)	90,009	(b)	2,054,515
General partner	(624,511)	—		—		(624,511)
Total Partners' Equity	1,258,100	81,895		90,009		1,430,004
Noncontrolling interests	33,798	—		—		33,798
Total Equity	1,291,898	81,895		90,009		1,463,802
Total Liabilities and Equity	$2,586,772	$—		$437,560		$3,024,332

TALLGRASS ENERGY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2016

		Pro Forma Adjustments
	TEP Historical	Issuance of Common Units		Rockies Express Acquisition and Financing		TEP Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Crude oil transportation services	$94,572	$—		$—		$94,572
Natural gas transportation services	29,280	—		—		29,280
Sales of natural gas, NGLs, and crude oil	13,926	—		—		13,926
Processing and other revenues	7,627	—		—		7,627
Total Revenues	145,405	—		—		145,405
Operating Costs and Expenses:
Cost of sales	13,568	—		—		13,568
Cost of transportation services	16,156	—		—		16,156
Operations and maintenance	12,477	—		—		12,477
Depreciation and amortization	21,692	—		—		21,692
General and administrative	13,016	—		—		13,016
Taxes, other than income taxes	7,506	—		—		7,506
Total Operating Costs and Expenses	84,415	—		—		84,415
Operating Income	60,990	—		—		60,990
Other (Expense) Income:
Interest expense, net	(7,499)	488	(a)	(171)	(c)	(9,441)
				(2,259)	(c)
Equity in earnings of unconsolidated affiliate	—	—		21,564	(d)	21,564
Other income, net	(8,380)	—		—		(8,380)
Total Other (Expense) Income, net	(15,879)	488		19,134		3,743
Net income	45,111	488		19,134		64,733
Net income attributable to noncontrolling interests	(1,041)	—		—		(1,041)
Net income attributable to partners	$44,070	$488		$19,134		$63,692
Allocation of income to the limited partners:
Net income attributable to partners	$44,070					$63,692
General partner interest in net income	(20,353)					(21,880)
Common and subordinated unitholders' interest in net income	$23,717					$41,812
Basic net income per common and subordinated unit	$0.35					$0.58
Diluted net income per common and subordinated unit	$0.35					$0.58
Basic average number of common and subordinated units outstanding	66,967					71,565
Diluted average number of common and subordinated units outstanding	67,807					72,405

TALLGRASS ENERGY PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our issuance of common units under our Equity Distribution Agreement and our acquisition of a 25% membership interest in Rockies Express and related financing activities. The acquisition of a 25% membership interest in Rockies Express for total cash consideration of approximately $436.0 million was funded through a combination of net cash proceeds from the private issuance of common units and borrowings under our revolving credit facility.
The unaudited pro forma condensed consolidated financial statements as of and for the three months ended March 31, 2016 have been prepared based on certain pro forma adjustments to our unaudited consolidated financial statements set forth in our Quarterly Report on Form 10-Q filed on May 9, 2016 with the SEC. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained in that report. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 has been prepared as if the transactions and associated financing occurred on that date. The unaudited pro forma condensed consolidated statement of income for the three months ended March 31, 2016 has been prepared as if the transactions and associated financing had occurred on January 1, 2015. The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had owned a 25% interest in Rockies Express during the period presented.
The pro forma condensed consolidated financial statements reflect the following transactions associated with the acquisition and related financing activities undertaken or assumed to be undertaken in connection with the transaction:

•
the effect of the issuance of 2,180,681 common units under our Equity Distribution Agreement during the period between April 1, 2016 to May 6, 2016, the proceeds of which were used to reduce borrowings under our revolving credit facility;

•
the effect of financing transactions related to our acquisition of a 25% membership interest in Rockies Express, including (i) the issuance of 2,416,987 common units in a private placement, and (ii) additional borrowings under our revolving credit facility to fund the remaining portion of the $436.0 million cash consideration paid; and

•	the acquisition of a 25% membership interest in Rockies Express, which will be accounted for as an unconsolidated affiliate.
Note 2. Pro Forma Adjustments and Assumptions

(a)
Reflects proceeds from the issuance of 2,180,681 limited partner common units under our Equity Distribution Agreement at an average price of $37.93 during the period between April 1, 2016 and May 5, 2016, for aggregate net cash proceeds of $81.9 million, which was used to reduce borrowings under the revolving credit facility, and the associated decrease in interest expense associated with the borrowings based on our current incremental borrowing rate using a floating 30-day LIBOR rate and a borrowing spread over LIBOR of 2.25%. We used our current borrowing rate of 2.685%.

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.1 million annually.

(b)	Reflects proceeds from the private issuance of 2,416,987 common units, for net cash proceeds of $90.0 million, to fund a portion of our acquisition of a 25% membership interest in Rockies Express.

(c)
Reflects the fees associated with the required amendment to increase the total capacity available under the revolving credit facility from $1.5 billion to $1.75 billion and borrowings of $347.6 million under our revolving credit facility to fund a portion of the acquisition of a 25% membership interest in Rockies Express and an increase in interest expense associated with the borrowings based on our current incremental borrowing rate using a floating 30-day LIBOR rate and a borrowing spread over LIBOR of 2.25%. We used our current borrowing rate of 2.685%.

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.4 million annually.

(d)
Reflects our acquisition of a 25% membership interest in Rockies Express for total cash consideration of $436.0 million, as adjusted under the Purchase Agreement, at its fair value on the date of acquisition, accounted for under the equity method of accounting, including the associated equity in earnings of Rockies Express. The $440 million consideration was adjusted as follows (in thousands):

Base consideration for 25% membership interest in Rockies Express	$440,000
Plus: Additional consideration if entire 25% membership interest is acquired	2,500
Total consideration for 25% membership interest in Rockies Express	442,500
Plus: Cash contributions received from Sempra	14,310
Less: Cash distributions paid to Sempra	(20,788)
Total purchase price as adjusted under the Purchase Agreement	$436,022
Assumed equity in earnings includes amortization of a basis difference driven by the difference between the fair value of the investment and the book value of the underlying assets and liabilities on the date of acquisition.
Note 3. Pro Forma Net Income or Loss Per Limited Partner Unit
The Partnership’s net income is allocated to the general partner and the limited partners, including the holders of the subordinated units, in accordance with their respective ownership percentages, after giving effect to incentive distributions paid to the general partner. Basic and diluted net income per limited partner unit is calculated by dividing limited partners’ interest in net income, less general partner incentive distributions, by the weighted average number of outstanding limited partner units during the period.
We compute earnings per unit using the two-class method for Master Limited Partnerships as prescribed in the FASB guidance. The two-class method requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.
We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement and as further prescribed in the FASB guidance under the two-class method.
The two-class method does not impact our overall net income or other financial results; however, in periods in which aggregate net income exceeds its aggregate distributions for such period, it will have the impact of reducing net income per limited partner unit. This result occurs as a larger portion of our aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed its aggregate distributions for such period, the two-class method does not have any impact on our calculation of earnings per limited partner unit.
Basic earnings per unit is computed by dividing net earnings attributable to unitholders by the weighted average number of units outstanding during each period, assuming the 2,180,681 limited partner units issued under the Equity Distribution Agreement and the 2,416,987 limited partner units issued in the private placement were issued on January 1, 2015. Diluted earnings per unit reflects the potential dilution of common equivalent units that could occur if equity participation units are converted into common units.